Exhibit 5.3

Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong Tel +852 3923 1111 Fax +852 3923 1100 Email HongKong@loeb.com	樂博律師事務所有限法律責任合夥 香港中環康樂廣場1號 怡和大廈2206-19室 電話 +852 3923 1111 傳真 +852 3923 1100 電郵 HongKong@loeb.com

December 15, 2025

Raytech Holding Limited

Unit 609, 6/F, Nan Fung Commercial Centre,

No. 19 Lam Lok Street, Kowloon Bay,

Hong Kong

Ladies and Gentlemen:

We have acted as securities counsel for Raytech Holding Limited, a British Virgin Islands holding company (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form F-3, as amended (Registration No. 333-290696) (including the prospectus (the “Prospectus”) constituting part thereof (the “Registration Statement”)), relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to a maximum aggregate offering price of US$500,000,000, of securities consisting of (i) ordinary shares, par value US$0.00000625 per share of the Company ( “Ordinary Shares”), (ii) warrants to purchase Ordinary Shares or other securities (the “Warrants”), (iii) rights to purchase one or more of the types of securities described in the Prospectus (the “Rights”), and (iv) units comprised of one or more of the securities described in the Prospectus (the “Units”), of the Company. Collectively, the Ordinary Shares, the Warrants, the Rights and the Units are referred to herein as the “Securities”. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Prospectus included in the Registration Statement will be supplemented by one or more Prospectus Supplements.

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1.	The Warrants, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and binding obligations of the Company.

2.	The Rights, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and binding obligations of the Company.

3.	The Units, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities again payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will be timely filed with the Securities and Exchange Commission (the “Commission”); (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions (each, a “Board Action”) duly adopted by the Board of Directors or an authorized committee thereof) (the “Board”), the Company’s Amended and Restated Memorandum and Articles of Association (the “M&AA”), and applicable law; (iv) the Company will issue and deliver the Securities identified in any applicable Prospectus Supplement, in each case, in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting or placement agreement; (v) the total number of Ordinary Shares issuable (including upon exercise of any other Security) will not exceed the total number of Ordinary Shares, as the case may be, that the Company is then authorized to issue under its M&AA; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities, at the prices set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will have been adopted by the Board and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws and with applicable laws of the British Virgin Islands.

With respect to any Securities consisting of Warrants or Rights, we have further assumed that (i) such Warrants and/or Rights shall have been issued pursuant to a warrant agreement approved by us (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”) in the case of Warrants or pursuant to a rights agreement approved by us (individually, a “Rights Agreement”) between the Company and a rights agent to be identified in the applicable Prospectus Supplement (the “Rights Agent”) in the case of Rights; (ii) such Warrant Agreement and/or Rights Agreement, as the case may be, shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Warrant Agreement and/or Rights Agreement, as the case may be, shall be governed by the laws of the State of New York; (iv) all terms of such Warrants and/or Rights shall have been established in accordance with the provisions of such Warrant Agreement(s) and/or Rights Agreement(s), as applicable; (v) such Warrants and/or Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s) and/or Rights Agreement; (vi) such Warrants and the related Warrant Agreement(s) or such Rights and the related Rights Agreement(s), as the case may be, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Warrants and the related Warrant Agreement(s) and/or such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Warrants or Warrant Agreement or Rights or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Warrant Agent under each Warrant Agreement and the Rights Agent under any Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement or Rights Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement or Rights Agreement, and such Warrant Agreement or Rights Agreement constitutes the legally valid and binding obligation of such Warrant Agent or Rights Agent as the case may be, enforceable against such Warrant Agent or Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent or Rights Agent under such Warrant Agreement or Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Rights Agreement.

With respect to any Securities consisting of Units, we have further assumed that (i) such Units shall have been issued pursuant to a unit agreement approved by us (individually, a “Units Agreement”), which may be between the Company and a unit agent to be identified in the applicable Prospectus Supplement (a “Unit Agent”); (ii) such Unit Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Unit Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement; (v) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement; (vi) such Units and the related Unit Agreement, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Units or Unit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that any Unit Agent under a Unit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Unit Agreement; (iii) has duly authorized, executed and delivered such Unit Agreement, and such Unit Agreement constitutes the legally valid and binding obligation of such Unit Agent, enforceable against such Unit Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors, (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, and (iv) that we express no opinion regarding provisions relating to indemnification, choice of law, choice of venue, jurisdiction or waivers of jury trial, or any waiver of any usury defense.

This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP